UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 2, 2007
CELANESE CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1601 West LBJ Freeway, Dallas, Texas	75234-6034

(Address of principal executive offices)	(Zip Code)
(972) 443-4000
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”), the Company made a deferred compensation award to, and, pursuant to the Company’s 2004 Stock Incentive Plan, awarded restricted stock units to, David N. Weidman, the Company’s Chairman and Chief Executive Officer, and Curtis S. Shaw, the Company’s Executive Vice President, General Counsel and Corporate Secretary, in each case as of April 2, 2007. The material terms of these awards are discussed below.
As disclosed in the Company’s definitive proxy statement filed on March 26, 2007, in March 2007 the Company’s Compensation Committee and Board of Directors approved a new program in association with the Deferred Compensation Plan. Under the new program, participants in the Deferred Compensation Plan, including the Company’s named executive officers, were provided with an election to relinquish their 2007-2009 potential payouts under the Deferred Compensation Plan and to substitute a new deferred compensation award in an amount equal to 90 percent (90%) of the maximum potential payout. Absent the participant’s election to participate in the new program, this portion of the participant’s accounts under the Deferred Compensation Plan would generally have vested and become payable, respectively, at the end of 2007, 2008 and in early 2009, in part based on continued employment and in part based on the achievement of corporate EBITDA and Free Cash Flow targets. The new deferred compensation awards to Messrs. Weidman and Shaw will generally vest at the end of 2010 based on continued employment. As a result of their elections, Mr. Weidman received a deferred compensation award of $15,055,691, and Mr. Shaw received a deferred compensation award of $599,022, in lieu of their respective 2007-2009 potential payouts under the Deferred Compensation Plan, which were $16,728,546 for Mr. Weidman and $665,580 for Mr. Shaw. The value of this initial award will be adjusted periodically to reflect the performance of certain notional investment options that are available under the Deferred Compensation Plan to electing participants. The new awards to Messrs. Weidman and Shaw will be evidenced by a 2007 Deferral Agreement, a form of which is filed herewith as Exhibit 10.1.
The above description of the deferred compensation awards made to Messrs. Weidman and Shaw is qualified in its entirety by reference to the terms of the Deferred Compensation Plan (previously filed as Exhibit 10.4 to the Company’s Form 10-K for the fiscal year ended December 31, 2006); the terms of the Amendment to the Deferred Compensation Plan filed herewith as Exhibit 10.2; and the terms of the 2007 Deferral Agreement filed herewith as Exhibit 10.1.
Each Deferred Compensation Plan participant who elected to participate in the new program, including Messrs. Weidman and Shaw, also received an award of performance-based restricted stock units (“RSUs”) with an initial target value equal to 25 percent of his deferred compensation award, based on the closing price of the Company’s common stock on April 2, 2007 ($30.99). The RSUs will generally vest based upon the “Total Shareholder Return” of the Company over the period April 1, 2007 through December 31, 2010, compared to that of a peer group of companies. The officers may vest in up to 120% of the target number of RSUs, based on the level of achievement of the Total Shareholder Return goals, and will vest in 80% of the target number of RSUs if the Company achieves the threshold level of relative Total Shareholder Return. If the Company does not achieve the threshold level, no RSUs will vest. As a result of their elections, Mr. Weidman received a grant of 145,747 RSUs and Mr. Shaw received a grant of 5,799 RSUs, in each case equal to the maximum number of restricted stock units that could potentially vest based on achievement of the Total Shareholder Return goals. As a result of elections to participate in the new program made by participants in the Deferred Compensation Plan generally, an aggregate of 263,030 RSUs were awarded on April 2, 2007.
The RSU awards will be evidenced by a Performance-Based Restricted Stock Unit Agreement a form of which is filed herewith as Exhibit 10.3. The above description of the RSU awards is qualified in its entirety by reference to such agreement.

Item 9.01. Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.	Document Description
Exhibit 10.1	Form of 2007 Deferral Agreement between Celanese Corporation and award recipient, dated as of April 2, 2007

Exhibit 10.2	Amendment to Celanese Corporation Deferred Compensation Plan

Exhibit 10.3	Form of Performance-Based Restricted Stock Unit Agreement between Celanese Corporation and award recipient, dated as of April 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELANESE CORPORATION
By:  /s/ Kevin J. Rogan
Name:  Kevin J. Rogan
Title:  Assistant Secretary
Date: April 3, 2007

Exhibit Index

Exhibit No.	Document Description
Exhibit 10.1	Form of 2007 Deferral Agreement between Celanese Corporation and award recipient, dated as of April 2, 2007

Exhibit 10.2	Amendment to Celanese Corporation Deferred Compensation Plan

Exhibit 10.3	Form of Performance-Based Restricted Stock Unit Agreement between Celanese Corporation and award recipient, dated as of April 2, 2007